                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-2 of American Radio Empire, Inc. of our report dated
September 12, 2003 relating to the financial statements of American Radio
Empire, Inc., which appears in this Form S-2.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
December 15, 2003